Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports First Quarter Results
Company Exceeds Revenue, Margin and Adjusted EBITDA Forecasts;
Record First Quarter Performance in US Residential Business

SAN JOSE, Calif., May 8, 2018 - SunPower Corp. (NASDAQ:SPWR) today announced financial results for its first quarter ended April 1, 2018.

($ Millions, except percentages and per-share data)	1st Quarter 2018	4th Quarter 2017[3]	1st Quarter 2017[3]
GAAP revenue	$391.9	$651.1	$329.1
GAAP gross margin	2.6%	(2.1)%	(13.9)%
GAAP net loss	$(116.0)	$(572.7)	$(219.7)
GAAP net loss per diluted share	$(0.83)	$(4.10)	$(1.58)
Non-GAAP revenue[1]	$398.9	$824.0	$429.5
Non-GAAP gross margin[1,2]	6.5%	11.9%	6.5%
Non-GAAP net income (loss)[1,2]	$(28.2)	$35.8	$(50.4)
Non-GAAP net income (loss) per diluted share[1,2]	$(0.20)	$0.25	$(0.36)
Adjusted EBITDA[1,2]	$32.3	$100.3	$8.6
Operating cash flow	$233.3	$47.9	$(126.9)
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Excludes polysilicon costs related to its above market polysilicon contracts.
3 The company adopted the new revenue recognition standard effective January 1, 2018. The prior periods presented here have been restated to reflect adoption of the new standard.

“Our solid execution, ability to meet project deadlines and commitment to controlling costs enabled us to exceed our forecasts across all of our business segments,” said Tom Werner, SunPower CEO and chairman of the board. “In our distributed generation business (DG), we continued to gain share in both our residential and commercial end markets as we saw strong demand throughout the quarter. In commercial, we completed and sold a number of key projects including our 7-megawatt (MW) Joint Base Anacostia-Bolling (JBAB) project as well as our 4-MW carport, rooftop and ground system for Campbell Soup. Additionally, interest in our recently launched Helix commercial storage solution remained strong as we added to our pipeline during the quarter. Demand for our high quality, industry leading residential solutions was also robust as we exceeded plan in all core markets with our U.S. residential business posting record first quarter results. In our power plant business, we executed well as we met our project milestones including the sale of our 126-MW Guajiro development project in Mexico to Atlas Renewables. Finally, we further expanded the global footprint of our SunPower Solutions (SPS) group as first quarter shipments exceeded 100 MW and we remain on plan to deploy up to 1 gigawatt (GW) in SPS this year.

“In our upstream business, we achieved our cost reduction targets and our Fabs remain at 100 percent utilization. We also continued tool installation for our first full-scale Next Generation Technology (NGT) production line at Fab 3 with first silicon expected in June and volume production planned in the fourth quarter.

“Over a year ago, we embarked on a program to transform the company through the implementation of a number of key operational and strategic initiatives. Operationally, our goal was to improve cash flow, delever the balance sheet, divest certain assets, reduce operating expenses and simplify our financial reporting. Strategically, our initiatives have focused on improving our competitive position in a challenging industry environment while structuring the company for sustained profitability. As a result, we made the decision to sell our remaining power plant development assets, expand our global equipment sales business through our SPS group and reallocate resources to our faster growing, higher margin global DG business. Additionally, we committed to investing in those areas that offer further differentiation and growth potential including our industry leading cell and panel technology, our solar-plus-storage offerings, as well as our complete solutions product suite.

“Given the strong progress of our transformation initiatives over the last 12 months, we have now turned our efforts to the next phase of our strategy: optimizing our corporate structure to further reduce costs, improve financial transparency and better position the company for sustained profitability. As a result of these efforts, we believe that a model that more closely aligns us towards an upstream and downstream business unit structure offers us significant opportunities to maximize our core strengths in manufacturing, technology and products while streamlining decision making and simplifying our financial reporting.

“Specifically, in upstream we will focus our efforts on further leveraging our proprietary back contact cell technology, including NGT, as well as the continued ramp of our unique P-Series product which we expect to reach multi-GW scale by the end of this year. Also, with the recent announcement of our planned acquisition of SolarWorld Americas, we expect to expand our U.S. manufacturing footprint, adding additional cell and module capacity to serve growing demand in North America. With a broad portfolio of high efficiency, high quality DG product offerings, we believe we can capture greater market share and superior margins in the residential and commercial segments due to our differentiated technology attributes. In relation to the downstream, we plan on increasing investment in our U.S. DG business while leveraging our SPS group to continue to meet the demand of our global power plant and DG customer base. With the DG industry forecasted to grow by 40 percent over the next five years, our extensive product portfolio, solar-plus-storage offerings and a strong global power plant and rooftop channel strategy through SPS, we believe the transition to our new business unit structure will position us to drive long term, sustained financial success for our shareholders.

“Finally, we are progressing on our corporate initiatives to delever our balance sheet. For example, the sale of our ownership stake in 8point3 Energy Partners remains on plan with the shareholder vote on the proposed transaction scheduled for May 23, 2018. Also, we expect to monetize more than 400 MW of SunPower leases that we currently hold on our balance sheet over the coming quarters. In addition, we are in the process of actively divesting our North America power plant development assets in order to focus exclusively on leveraging our SPS group for power plant equipment sales. We believe these actions, as well as others, will materially increase our liquidity, improve cash flow and simplify our financial statements,” concluded Werner.

“Our strong first quarter performance was driven by solid execution in all markets while prudently managing expenses,” said Chuck Boynton, SunPower chief financial officer. “Financially, our efforts remain focused on improving cash flow, managing our working capital and executing on our restructuring initiatives. With our asset monetization plans on track and continued cost control, we are well positioned to retire our $300 million convert in June as well as having the resources to fund our growth plans this year.”

First quarter fiscal 2018 non-GAAP results exclude net adjustments that, in the aggregate, improved non-GAAP earnings by $87.8 million, including $1.4 million related to sale-leaseback transactions, $45.1 million related to impairment of residential lease assets, $18.7 million related to cost of above market polysilicon, $11.2 million related to restructuring expense, $8.8 million related to stock-based compensation expense, and $2.6 million related to intangibles.

Financial Outlook
The company’s second quarter GAAP guidance is as follows: revenue of $360 million to $410 million, gross margin of 2.5 percent to 4.5 percent and a net loss of $125 million to $100 million. Second quarter 2018 GAAP guidance includes the impact of revenue and timing deferrals due to sale-leaseback transactions as well as charges related to the company’s restructuring initiatives. On a non-GAAP basis, the company expects revenue of $375 million to $425 million, gross margin of 6 percent to 8 percent, Adjusted EBITDA of $10 million to $35 million and megawatts deployed in the range of 350 MW to 380 MW. Second quarter non-GAAP guidance reflects timing differences related to the revenue recognition of certain power plant projects during the quarter.

Also, the company now expects fiscal year 2018 Adjusted EBITDA to be in the range of $75 to $125 million. Fiscal year 2018 Adjusted EBITDA guidance assumes a $55 million negative impact related to tariffs associated with the section 201 trade case as well as a reduction of approximately $50 million of non-controlling interest income resulting from the anticipated sale of the company’s lease portfolio in the second half of the year. On a comparative basis under the same assumptions, the company expects 10 to 15 percent year-over-year growth in 2018 Adjusted EBITDA.

The company will host a conference call for investors this afternoon to discuss its first quarter 2018 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2018 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower Corporation (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and project and order pipelines; (b) our plans and expectations regarding manufacturing expansion, production goals, product focus and production ramps, and cost reduction efforts; (c) our strategic goals and plans, and our ability to achieve them; (d) our plans to optimize our corporate structure, reduce and control costs, improve financial transparency, maximize our core strengths, position our company for sustained profitability, streamline decision making, and the impact of these initiatives on our financial performance; (e) our expectations and plans regarding product focus, growth and market share, profitability, margins, and financial performance in each of our business lines; (f) our plans expansion of our U.S. distributed generation and SunPower Solutions business lines, and our ability to meet global demand; (g) our plans to invest in technologies and strategic initiatives and allocate resources; (h) our plans to align into upstream and downstream business units, and the financial impacts of such plans; (i) our expectations regarding our restructuring plan and associated initiatives, including plans to delever our balance sheet and complete planned divestiture transactions, and the impact of these initiatives on our liquidity, financial performance, cash flow, and operating expenses; (j) our ability to successfully complete key strategic transactions, including the sale of our remaining power plant development assets, the sale of our interest in 8point3 Partners, our planned monetization of our lease portfolio and associated accounting charges, and our expectations regarding the timing and proceeds of such transactions, and their impact on our liquidity, cash flow, and financial statements; (k) our plans and expectations with respect to acquisition and expansion activities, including the planned SolarWorld Americas acquisition; (l) our positioning for future success, long-term competitiveness, and our ability to return to sustained profitability; (m) our ability to retire our 2018 convertible bonds, and fund our planned growth initiatives; (n) our expectations for the solar industry and the markets we serve, including market conditions, tariff and associated impacts, demand and focus, and long-term prospects; (o) our second quarter fiscal 2018 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed, including related assumptions; and (p) fiscal year 2018 guidance, Adjusted EBITDA, including related assumptions and projected year over year growth. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) changes in public policy, including the imposition and applicability of tariffs pursuant to the Section 201 trade action and the process for exemptions; (4) regulatory changes and the availability of economic incentives promoting use of solar energy; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges executing on our HoldCo and YieldCo strategies, including the risk that we may not be able to successfully monetize our interest in 8point3 Energy Partners; and (12) our ability to successfully implement actions to meet our cost reduction targets, reduce capital expenditures, and implement our restructuring plan and associated initiatives, including plans to sell projects, monetize assets, and streamline our business and focus.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2018 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.
.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 1, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$260,672	$435,097
Restricted cash and cash equivalents, current portion	34,667	43,709
Accounts receivable, net	190,795	204,966
Contract assets	58,636	35,074
Inventories	354,611	352,829
Advances to suppliers, current portion	93,744	30,689
Project assets - plants and land, current portion	72,767	103,063
Prepaid expenses and other current assets	139,071	146,209
Total current assets	1,204,963	1,351,636

Restricted cash and cash equivalents, net of current portion	67,230	65,531
Restricted long-term marketable securities	5,959	6,238
Property, plant and equipment, net	1,137,083	1,147,845
Solar power systems leased and to be leased, net	377,012	369,218
Advances to suppliers, net of current portion	117,096	185,299
Long-term financing receivables, net	341,619	330,672
Goodwill and other intangible assets, net	23,512	25,519
Other long-term assets	508,249	546,698
Total assets	$3,782,723	$4,028,656

Liabilities and Equity
Current liabilities:
Accounts payable	$334,201	$406,902
Accrued liabilities	184,846	229,208
Contract liabilities, current portion	86,226	104,286
Short-term debt	59,583	58,131
Convertible debt, current portion	299,875	299,685
Total current liabilities	964,731	1,098,212

Long-term debt	431,655	430,634
Convertible debt	816,930	816,454
Contract liabilities, net of current portion	156,510	171,610
Other long-term liabilities	817,540	804,122
Total liabilities	3,187,366	3,321,032

Redeemable noncontrolling interests in subsidiaries	14,105	15,236

Equity:
Preferred stock	—	—

Common stock	141	140
Additional paid-in capital	2,449,907	2,442,513
Accumulated deficit	(1,785,927)	(1,669,897)
Accumulated other comprehensive loss	(897)	(3,008)
Treasury stock, at cost	(186,065)	(181,539)
Total stockholders' equity	477,159	588,209
Noncontrolling interests in subsidiaries	104,093	104,179
Total equity	581,252	692,388
Total liabilities and equity	$3,782,723	$4,028,656

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017
Revenue:
Residential	$169,432	$174,322	$134,694
Commercial	123,336	144,003	105,446
Power Plant	99,120	332,809	88,955
Total revenue	391,888	651,134	329,095
Cost of revenue:
Residential	141,390	164,817	119,920
Commercial	118,023	171,221	105,600
Power Plant	122,227	328,689	149,159
Total cost of revenue	381,640	664,727	374,679
Gross profit (loss)	10,248	(13,593)	(45,584)
Operating expenses:
Research and development	18,891	19,823	20,515
Selling, general and administrative	65,130	72,526	67,403
Restructuring charges	11,177	2,769	9,790
Impairment of residential lease assets	49,092	624,335	—
Total operating expenses	144,290	719,453	97,708
Operating loss	(134,042)	(733,046)	(143,292)
Other income (expense), net:
Interest income	529	139	938
Interest expense	(25,106)	(24,851)	(20,902)
Other, net	15,794	1,468	(74,088)
Other expense, net	(8,783)	(23,244)	(94,052)
Loss before income taxes and equity in earnings of unconsolidated investees	(142,825)	(756,290)	(237,344)
Benefit from (provision for) income taxes	(2,628)	2,870	(2,031)
Equity in earnings (loss) of unconsolidated investees	(2,144)	(146)	2,488
Net loss	(147,597)	(753,566)	(236,887)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	31,623	180,915	17,161
Net loss attributable to stockholders	$(115,974)	$(572,651)	$(219,726)

Net loss per share attributable to stockholders:
- Basic	$(0.83)	$(4.10)	$(1.58)
- Diluted	$(0.83)	$(4.10)	$(1.58)
Weighted-average shares:
- Basic	140,212	139,613	138,902
- Diluted	140,212	139,613	138,902

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017

Cash flows from operating activities:
Net loss	$(147,597)	$(753,566)	$(236,887)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39,833	54,291	41,247
Stock-based compensation	7,053	9,294	7,375
Non-cash interest expense	4,443	5,837	2,958
Impairment of equity method investment	—	7,993	72,964
Dividend from 8point3 Energy Partners LP	5,399	7,859	7,192
Equity in loss of unconsolidated investees	2,144	146	(2,488)
Gain on sale of equity method investment	(15,576)	(5,346)	—
Deferred income taxes	(344)	(8,541)	227
Impairment of residential lease assets	49,092	624,335	—
Other, net	972	(3,881)	4,777
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	13,924	(40,469)	50,651
Contract assets	(23,561)	7,104	12,401
Inventories	(34,195)	28,776	(40,004)
Project assets	20,484	71,536	32,260
Prepaid expenses and other assets	10,885	14,103	33,264
Long-term financing receivables, net	(38,114)	(32,308)	(30,584)
Advances to suppliers	5,149	16,075	13,701
Accounts payable and other accrued liabilities	(100,156)	4,281	(198,909)
Contract liabilities	(33,097)	40,373	102,962
Net cash provided by (used in) operating activities	(233,262)	47,892	(126,893)
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,859)	(12,177)	(27,877)
Cash paid for solar power systems, leased and to be leased	(23,787)	(22,007)	(18,217)
Cash paid for solar power systems	(2,604)	(88,306)	(4,605)
Dividend from 8point3 Energy Partners LP	2,694	—	—
Dividend from equity method investees	—	882	—
Proceeds from sale of equity method investment	27,282	5,954	—
Cash paid for investments in unconsolidated investees	(6,349)	(2,680)	(10,142)
Net cash used in investing activities	(11,623)	(118,334)	(60,841)
Cash flows from financing activities:
Proceeds from bank loans and other debt	49,794	56,104	110,763
Repayment of bank loans and other debt	(51,052)	(54,755)	(129,027)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	32,687	6,435	20,580

Repayment of non-recourse residential financing	(3,781)	(2,133)	(1,298)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	36,726	55,591	49,030
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(5,422)	(5,200)	(3,763)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	9,104	209,222	121,818
Repayment of non-recourse power plant and commercial financing	(890)	(27,463)	(28,964)
Purchases of stock for tax withholding obligations on vested restricted stock	(4,526)	(366)	(4,062)
Net cash provided by financing activities	62,640	237,435	135,077
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	477	(609)	788
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(181,768)	166,384	(51,869)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	544,337	377,953	514,212
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$362,569	$544,337	$462,343

Non-cash transactions:
Costs of solar power systems, leased and to be leased, sourced from existing inventory	$14,354	$15,296	$13,389
Costs of solar power systems, leased and to be leased, funded by liabilities	$5,835	$5,527	$3,169
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	$9,791	$44,490	$52,917
Property, plant and equipment acquisitions funded by liabilities	$12,768	$15,706	$44,966
Contractual obligations satisfied with inventory	$17,517	$14,820	$—
Assumption of debt by buyer upon sale of equity interest	$27,321	$—	$—
Assumption of debt by buyer upon sale of projects	$—	$196,104	$—

Impact to Previously Reported Results

Adoption of ASC 606 impacted our previously reported results as follows:

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2017
	As Reported	Adoption of ASC 606	As Adjusted
Revenue:
Residential	$175,652	$(1,330)	$174,322
Commercial	147,559	(3,556)	144,003
Power Plant	334,889	(2,080)	332,809
Total revenue	658,100	(6,966)	651,134
Cost of revenue:
Residential	165,683	(866)	164,817
Commercial	174,948	(3,727)	171,221
Power Plant	332,701	(4,012)	328,689
Total cost of revenue	673,332	(8,605)	664,727
Gross profit (loss)	(15,232)	1,639	(13,593)
Operating loss	(734,685)	1,639	(733,046)
Other expense, net	(16,179)	(7,065)	(23,244)
Loss before income taxes and equity in earnings of unconsolidated investees	(750,864)	(5,426)	(756,290)
Equity in earnings of unconsolidated investees	(1,598)	1,452	(146)
Net loss	(749,592)	(3,974)	(753,566)
Net loss attributable to stockholders	$(568,677)	$(3,974)	$(572,651)

Net loss per share attributable to stockholders:
- Basic	$(4.07)	$(0.03)	$(4.10)
- Diluted	$(4.07)	$(0.03)	$(4.10)

	Three Months Ended October 1, 2017
	As Reported	Adoption of ASC 606	As Adjusted
Revenue:
Residential	$153,258	$(1,345)	$151,913
Commercial	106,005	8,407	114,412
Power Plant	217,928	1,583	219,511
Total revenue	477,191	8,645	485,836
Cost of revenue:
Residential	126,614	(867)	125,747
Commercial	99,988	6,718	106,706
Power Plant	234,931	(2,837)	232,094
Total cost of revenue	461,533	3,014	464,547
Gross profit	15,658	5,631	21,289
Operating loss	(76,953)	5,631	(71,322)
Other expense, net	(22,668)	936	(21,732)
Loss before income taxes and equity in earnings of unconsolidated investees	(99,621)	6,567	(93,054)
Equity in earnings of unconsolidated investees	15,308	1,451	16,759
Net loss	(78,856)	8,018	(70,838)
Net loss attributable to stockholders	$(54,247)	$8,018	$(46,229)

Net loss per share attributable to stockholders:
- Basic	$(0.39)	$0.06	$(0.33)
- Diluted	$(0.39)	$0.06	$(0.33)

	Three Months Ended July 2, 2017
	As Reported	Adoption of ASC 606	As Adjusted
Revenue:
Residential	$157,125	$(1,319)	$155,806
Commercial	100,105	(8,279)	91,826
Power Plant	80,216	133	80,349
Total revenue	337,446	(9,465)	327,981
Cost of revenue:
Residential	130,987	(844)	130,143
Commercial	97,530	(8,914)	88,616
Power Plant	93,694	(639)	93,055
Total cost of revenue	322,211	(10,397)	311,814
Gross profit	15,235	932	16,167
Operating loss	(78,191)	932	(77,259)
Other expense, net	(37,727)	925	(36,802)
Loss before income taxes and equity in earnings of unconsolidated investees	(115,918)	1,857	(114,061)
Equity in earnings of unconsolidated investees	5,449	1,388	6,837
Net loss	(112,822)	3,245	(109,577)
Net loss attributable to stockholders	$(93,760)	$3,245	$(90,515)

Net loss per share attributable to stockholders:
- Basic	$(0.67)	$0.02	$(0.65)
- Diluted	$(0.67)	$0.02	$(0.65)

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2017
	As Reported	Adoption of ASC 606	As Adjusted
Net loss	$(749,592)	$(3,974)	$(753,566)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	55,157	(866)	54,291
Impairment of equity method investment	—	7,993	7,993
Equity in loss (earnings) of unconsolidated investees	1,598	(1,452)	146
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(35,234)	(5,235)	(40,469)
Costs and estimated earnings in excess of billings	1,026	(1,026)	—
Contract assets	—	7,104	7,104
Project assets	81,177	(9,641)	71,536
Prepaid expenses and other assets	8,240	5,863	14,103
Long-term financing receivables, net	(32,343)	35	(32,308)
Accounts payable and other accrued liabilities	36,272	(31,991)	4,281
Billings in excess of costs and estimated earnings	270	(270)	—
Customer advances	6,913	(6,913)	—
Contract liabilities	—	40,373	40,373
Net cash provided by operating activities	47,892	—	47,892
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	166,384	—	166,384
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	377,953	—	377,953
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$544,337	$—	$544,337

	Three Months Ended October 1, 2017
	As Reported	Adoption of ASC 606	As Adjusted
Net loss	$(78,856)	$8,018	$(70,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,188	(868)	45,320
Equity in earnings of unconsolidated investees	(15,308)	(1,451)	(16,759)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	10,331	1,465	11,796
Costs and estimated earnings in excess of billings	394	(394)	—
Contract assets	—	(6,625)	(6,625)
Project assets	(2,194)	6,748	4,554
Prepaid expenses and other assets	11,525	(463)	11,062
Long-term financing receivables, net	(28,984)	23	(28,961)
Accounts payable and other accrued liabilities	(20,495)	(6,523)	(27,018)
Billings in excess of costs and estimated earnings	(3,269)	3,269	—
Customer advances	1,556	(1,556)	—
Contract liabilities	—	(1,643)	(1,643)
Net cash used in operating activities	(26,612)	—	(26,612)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(23,070)	—	(23,070)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	401,023	—	401,023
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$377,953	$—	$377,953

	Three Months Ended July 2, 2017
	As Reported	Adoption of ASC 606	As Adjusted
Net loss	$(112,822)	$3,245	$(109,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,269	(845)	44,424
Equity in earnings of unconsolidated investees	(5,449)	(1,387)	(6,836)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(27,224)	4,055	(23,169)
Costs and estimated earnings in excess of billings	1,859	(1,859)	—
Contract assets	—	(2,220)	(2,220)
Project assets	(97,022)	(8,935)	(105,957)
Prepaid expenses and other assets	53,852	(1,751)	52,101
Long-term financing receivables, net	(31,872)	51	(31,821)
Accounts payable and other accrued liabilities	(9,754)	15,050	5,296
Billings in excess of costs and estimated earnings	(4,411)	4,411	—
Customer advances	13,294	(13,294)	—
Contract liabilities	—	3,479	3,479
Net cash used in operating activities	(161,799)	—	(161,799)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(61,320)	—	(61,320)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	462,343	—	462,343
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$401,023	$—	$401,023

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross profit/margin; net income (loss); net income (loss) per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, and sale-leaseback transactions, each as described below. In addition to those same adjustments, Non-GAAP gross profit/margin includes adjustments relating to impairment of residential lease assets, cost of above-market polysilicon, stock-based compensation, amortization of intangible assets, depreciation of idle equipment, and non-cash interest expense, each as described below. In addition to those same adjustments, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are adjusted for adjustments relating to restructuring expense, IPO-related costs, the tax effect of these non-GAAP adjustments, and other items, each as described below. In addition to the same adjustments as non-GAAP net income (loss), Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

•
8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% (since reduced to 36.5% via a secondary issuance of shares in fiscal 2016) stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 previously based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. Prior to the adoption of ASC 606, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. The company adopted ASC 606 on January 1, 2018, using the full retrospective method, which required the company to restate each prior period presented. The company recorded a material amount of deferred profit associated with projects sold to 8point3 in 2015, the majority of which had previously been deferred under real estate accounting. Accordingly, the company's carrying value in the 8point3 materially increased upon adoption which required the company to evaluate its investment in 8point3 for other-than-temporary impairment ("OTTI"). In accordance with such evaluation, the company recognized a non-cash impairment charge on the 8point3 investment balance in the prior periods that were affected.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based the ratio of costs incurred to date to the total estimated costs at completion of the performance obligations and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Prior to the adoption of ASC 606, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Under ASC 606, such projects are accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than previous GAAP. Over the life of each project, cumulative revenue and gross profit will eventually be equivalent under both ASC 606 and non-GAAP once these projects are completed.

•
Sale-leaseback transactions. The company includes adjustments primarily related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

Other Non-GAAP Adjustments

•
Impairment of residential lease assets. In fiscal 2017, the company made the decision to sell its interest in the residential lease portfolio and as a result of this triggering event, determined it was necessary to evaluate the potential for impairment in its ability to recover the carrying amount of the residential lease portfolio. In accordance with such evaluation, the company recognized a non-cash impairment charge on its solar power systems leased and to be leased and an allowance for losses related financing receivables. In connection with the impairment loss, the carrying values of its solar power systems leased and to be leased were reduced which resulted in lower depreciation charges. Management believes that it is appropriate to exclude the impact of residential lease assets impairment and its corresponding depreciation savings from the company's non-GAAP financial measures as they are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of a company's past operating performance.

•
Cost of above-market polysilicon. The company has entered in previous years into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in these supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed market prices. Additionally, in order to reduce inventory and improve working capital, the Company has periodically elected to sell polysilicon inventory in the marketplace at prices below the Company’s purchase price, thereby incurring a loss.

Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP financial measures as they are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of a company's past operating performance.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

•
Depreciation of idle equipment. In the fourth quarter of 2017, the company changed the deployment plan for its next generation of solar cell technology, which made certain then temporarily idle equipment obsolete, and therefore, retired that affected equipment. Such asset depreciation is excluded from the company's non-GAAP financial measures as it is non-cash in nature and not reflective of ongoing operating results. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without such charges.

•
Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the presented fiscal periods. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017
GAAP revenue	$391,888	$651,134	$329,095
Adjustments based on IFRS:
8point3	—	(114)	5,518
Utility and power plant projects	(2,043)	9,138	41,396
Sale-leaseback transactions	9,103	163,837	53,478
Non-GAAP revenue	$398,948	$823,995	$429,487

Adjustments to Gross Profit / Margin:

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017
GAAP gross profit	$10,248	$(13,593)	$(45,584)
Adjustments based on IFRS:
8point3	—	(62)	324
Utility and power plant projects	(268)	(3,538)	42,691
Sale-leaseback transactions	(3,039)	25,839	(3,144)
Other adjustments:
Impairment of residential lease assets	(3,853)	—	—
Cost of above-market polysilicon	18,700	81,804	29,815
Stock-based compensation expense	1,057	2,783	1,184
Amortization of intangible assets	2,492	2,505	2,567
Depreciation of idle equipment	721	2,300	—
Non-cash interest expense	—	2	10
Non-GAAP gross profit	$26,058	$98,040	$27,863

GAAP gross margin (%)	2.6%	(2.1)%	(13.9)%
Non-GAAP gross margin (%)	6.5%	11.9%	6.5%

Adjustments to Net income (loss):

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017
GAAP net loss attributable to stockholders	$(115,974)	$(572,651)	$(219,726)
Adjustments based on IFRS:
8point3	(177)	8,130	77,698
Utility and power plant projects	(268)	(3,538)	42,691
Sale-leaseback transactions	1,373	28,491	(1,709)
Other adjustments:
Impairment of residential lease assets	45,139	473,709	—
Cost of above-market polysilicon	18,700	81,804	29,815
Stock-based compensation expense	8,758	9,294	7,375
Amortization of intangible assets	2,492	8,769	3,026
Depreciation of idle equipment	721	2,300	—
Non-cash interest expense	22	25	35
Restructuring expense	11,177	2,769	9,790
IPO-related costs	—	—	114
Tax effect	(170)	(3,338)	513
Non-GAAP net income (loss) attributable to stockholders	$(28,207)	$35,764	$(50,378)

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(115,974)	$(572,651)	$(219,726)
Non-GAAP net income (loss) available to common stockholders[1]	$(28,207)	$35,764	$(50,378)

Denominator:
GAAP weighted-average shares	140,212	139,613	138,902
Effect of dilutive securities:
Stock options	—	—	—
Restricted stock units	—	1,570	—
Upfront Warrants (held by Total)	—	49	—
Warrants (under the CSO2015)	—	—	—
0.75% debentures due 2018	—	—	—
Non-GAAP weighted-average shares[1]	140,212	141,232	138,902

GAAP net loss per diluted share	$(0.83)	$(4.10)	$(1.58)
Non-GAAP net income (loss) per diluted share	$(0.20)	$0.25	$(0.36)

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED
	April 1, 2018	December 31, 2017	April 2, 2017
GAAP net loss attributable to stockholders	$(115,974)	$(572,651)	$(219,726)
Adjustments based on IFRS:
8point3	(177)	8,130	77,698
Utility and power plant projects	(268)	(3,538)	42,691
Sale-leaseback transactions	1,373	28,491	(1,709)
Other adjustments:
Impairment of residential lease assets	45,139	473,709	—
Cost of above-market polysilicon	18,700	81,804	29,815
Stock-based compensation expense	8,758	9,294	7,375
Amortization of intangible assets	2,492	8,769	3,026
Depreciation of idle equipment	721	2,300	—
Non-cash interest expense	22	25	35
Restructuring expense	11,177	2,769	9,790
IPO-related costs	—	—	114
Cash interest expense, net of interest income	20,165	22,058	18,529
Provision for (benefit from) income taxes	2,628	(2,870)	2,031
Depreciation	37,576	41,960	38,932
Adjusted EBITDA	$32,332	$100,250	$8,601

Q1 2018 and FY 2018 GUIDANCE

(in thousands except percentages)	Q2 2018	FY 2018
Revenue (GAAP)	$360,000-$410,000	$1,600,000-$2,000,000
Revenue (non-GAAP)[1]	$375,000-425,000	$1,800,000-$2,200,000
Gross margin (GAAP)	2.5%-4.5%	N/A
Gross margin (non-GAAP)[2]	6%-8%	N/A
Net loss (GAAP)	$100,000-$125,000	$370,000-$420,000
Adjusted EBITDA[3]	$10,000-$35,000	$75,000-$125,000

1.
Estimated non-GAAP amounts above for Q2 2018 include net adjustments that increase (decrease) revenue by approximately $22 million related to sale-leaseback transactions, $(5) million related to 8point3 and $(2) million related to utility and power plant projects. Estimated non-GAAP amounts above for fiscal 2018 include net adjustments that increase revenue by approximately $200 million related to sale-leaseback transactions.

2.
Estimated non-GAAP amounts above for Q2 2018 include net adjustments that increase (decrease) gross margin by approximately $2 million related to sale-leaseback transactions, $(5) million related to 8point3, $(2) million related to utility and power plant projects, $19 million related to cost of above-market polysilicon, $3 million related to stock-based compensation expense, and $1 million related to amortization of intangible assets.

3.
Estimated Adjusted EBITDA amounts above for Q2 2018 include net adjustments that decrease (increase) net loss by approximately $58 million related to impairment of lease assets, $2 million related to sale-leaseback transactions, $(24) million related to 8point3, $(2) million related to utility and power plant projects, $19 million related to cost of above-market polysilicon, $8 million related to stock-based compensation expense, $3 million related to amortization of intangible assets, $7 million related to restructuring, $26 million related to interest expense, $2 million related to income taxes, and $36 million related to depreciation. Estimated non-GAAP amounts above for fiscal 2018 include net adjustments that decrease (increase) net loss by approximately $107 million related to impairment of lease assets, $20 million related to sale-leaseback transactions, $(24) million related to 8point3, $(9) million related to utility and power plant projects, $96 million related to cost of above-market polysilicon, $34 million related to stock-based compensation expense, $12 million related to amortization of intangible assets, $31 million related to restructuring, $83 million related to interest expense, $16 million related to income taxes, and $129 million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	April 1, 2018
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$169,432	$123,336	$99,120	$28,042	16.6%	$5,313	4.3%	$(23,107)	(23.3)%								$(115,974)
Adjustments based on IFRS:
8point3	—	—	—	—		—		—		—	—	—	—	—	(177)	—	(177)
Utility and power plant projects	—	(643)	(1,400)	—		(450)		182		—	—	—	—	—	—	—	(268)
Sale-leaseback transactions	—	9,103	—	—		(2,920)		(119)		—	—	—	4,412	—	—	—	1,373
Other adjustments:
Impairment of residential lease assets	—	—	—	(3,853)		—		—		—	49,092	—	—	—	—	(100)	45,139
Cost of above-market polysilicon	—	—	—	5,802		5,057		7,841		—	—	—	—	—	—	—	18,700
Stock-based compensation expense	—	—	—	195		383		479		2,946	4,755	—	—	—	—	—	8,758
Amortization of intangible assets	—	—	—	1,047		735		710		—	—	—	—	—		—	2,492
Depreciation of idle equipment	—	—	—	224		216		281		—	—	—	—	—	—	—	721
Non-cash interest expense	—	—	—	—		—		—		3	19	—	—	—	—	—	22
Restructuring expense	—	—	—	—		—		—		—	—	11,177	—	—	—	—	11,177
Tax effect	—	—	—	—		—		—		—	—	—	—	(170)	—	—	(170)
Non-GAAP	$169,432	$131,796	$97,720	$31,457	18.6%	$8,334	6.3%	$(13,733)	(14.1)%								$(28,207)

	December 31, 2017
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP (As Reported)	$175,652	$147,559	$334,889	$9,969	5.7%	$(27,389)	(18.6)%	$2,188	0.7%								$(568,677)
Adoption of ASC 606	(1,330)	(3,556)	(2,080)	(464)		171		1,932		—	—	—	(7,065)	—	1,452	—	(3,974)
GAAP (As Adjusted)	$174,322	$144,003	$332,809	$9,505	5.5%	$(27,218)	(18.9)%	$4,120	1.2%								$(572,651)
Adjustments based on IFRS:
8point3	—	—	(114)	(3)		—		(59)		—	—	—	8,086	—	106	—	8,130
Utility and power plant projects	—	10,344	(1,206)	—		313		(3,851)		—	—	—	—	—	—	—	(3,538)
Sale-leaseback transactions	—	163,837	—	—		25,956		(117)		—	—	—	2,652	—	—	—	28,491
Other adjustments:
Impairment of residential lease assets	—	—	—	—		—		—		—	624,335	—	—	—	—	(150,626)	473,709
Cost of above-market polysilicon	—	—	—	17,674		30,056		34,074		—	—	—	—	—	—	—	81,804
Stock-based compensation expense	—	—	—	482		810		1,491		1,131	5,380	—	—	—	—	—	9,294
Amortization of intangible assets	—	—	—	852		873		780		—	6,264	—	—	—	—	—	8,769
Depreciation of idle equipment	—	—	—	533		834		933		—	—	—	—	—	—	—	2,300
Non-cash interest expense	—	—	—	—		1		1		4	19	—	—	—	—	—	25
Restructuring expense	—	—	—	—		—		—		—	—	2,769	—	—	—	—	2,769
Tax effect	—	—	—	—		—		—		—	—	—	—	(3,338)	—	—	(3,338)
Non-GAAP	$174,322	$318,184	$331,489	$29,043	16.7%	$31,625	9.9%	$37,372	11.3%								$35,764

	April 2, 2017
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP (As Reported)	$136,031	$108,263	$154,782	$15,274	11.2%	$(2,366)	(2.2)%	$(43,840)	(28.3)%								$(134,479)
Adoption of ASC 606	(1,337)	(2,817)	(65,827)	(500)		2,212		(16,364)		—	—	—	(72,031)	—	1,436	—	(85,247)
GAAP (As Adjusted)	$134,694	$105,446	$88,955	$14,774	11.0%	$(154)	(0.1)%	$(60,204)	(67.7)%								$(219,726)
Adjustments based on IFRS:
8point3	—	5,484	34	(3)		(519)		846		—	—	—	77,964	—	(590)	—	77,698
Utility and power plant projects	—	—	41,396	—		—		42,691		—	—	—	—	—	—	—	42,691
Sale-leaseback transactions	—	23,041	30,437	—		(2,665)		(479)		—	—	—	1,435	—	—	—	(1,709)
Other adjustments:
Cost of above-market polysilicon	—	—	—	4,351		7,132		18,332		—	—	—	—	—	—	—	29,815
Stock-based compensation expense	—	—	—	210		249		725		1,528	4,663	—	—	—	—	—	7,375
Amortization of intangible assets	—	—	—	1,214		836		517		—	459	—	—	—	—	—	3,026
Non-cash interest expense	—	—	—	4		3		3		4	21	—	—	—	—	—	35
Restructuring expense	—	—	—	—		—		—		—	—	9,790	—	—	—	—	9,790
IPO-related costs	—	—	—	—		—		—		—	114	—	—	—	—	—	114
Tax effect	—	—	—	—		—		—		—	—	—	—	513	—	—	513
Non-GAAP	$134,694	$133,971	$160,822	$20,550	15.3%	$4,882	3.6%	$2,431	1.5%								$(50,378)